CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
RESULTS OF OPERATIONS BY QUARTER (UNAUDITED)
Revised for Realignment of Reportable Segments

2016 Quarterly Period	First	Second	Third	Fourth	Full Year
	(Dollars in thousands, except per share amounts)
Revenues Before Reimbursements:
U.S. Services	$58,553	$58,886	$56,530	$57,415	$231,384
International	116,858	122,617	120,950	116,837	477,262
Broadspire	76,200	75,099	76,676	74,002	301,977
Garden City Group	25,623	25,741	23,130	24,169	98,663
Total, before reimbursements	277,234	282,343	277,286	272,423	1,109,286
Reimbursements	13,674	15,326	18,101	21,201	68,302
Total Revenues	$290,908	$297,669	$295,387	$293,624	$1,177,588
Direct Compensation, Fringe Benefits & Non-Employee Labor:
U.S. Services	$35,476	$32,529	$32,608	$35,570	$136,183
% of related revenues before reimbursements	60.6%	55.2%	57.7%	62.0%	58.9%
International	76,329	77,238	75,829	74,628	304,024
% of related revenues before reimbursements	65.3%	63.0%	62.7%	63.9%	63.7%
Broadspire	41,622	42,240	41,891	41,284	167,037
% of related revenues before reimbursements	54.6%	56.2%	54.6%	55.8%	55.3%
Garden City Group	17,320	16,500	14,975	16,021	64,816
% of related revenues before reimbursements	67.6%	64.1%	64.7%	66.3%	65.7%
Total	$170,747	$168,507	$165,303	$167,503	$672,060
% of Revenues before reimbursements	61.6%	59.7%	59.6%	61.5%	60.6%
Expenses Other than Direct Compensation, Fringe
Benefits & Non-Employee Labor:
U.S. Services	$14,048	$16,797	$14,568	$14,164	$59,577
% of related revenues before reimbursements	24.0%	28.6%	25.8%	24.6%	25.7%
International	33,247	34,254	31,661	30,828	129,990
% of related revenues before reimbursements	28.5%	27.9%	26.2%	26.4%	27.2%
Broadspire	25,873	26,330	26,522	26,212	104,937
% of related revenues before reimbursements	34.0%	35.1%	34.6%	35.4%	34.8%
Garden City Group	7,031	6,683	6,003	6,905	26,622
% of related revenues before reimbursements	27.4%	26.0%	26.0%	28.6%	27.0%
Total, before reimbursements	80,199	84,064	78,754	78,109	321,126
% of Revenues before reimbursements	28.9%	29.8%	28.4%	28.7%	28.9%
Reimbursements	13,674	15,326	18,101	21,201	68,302
Total	$93,873	$99,390	$96,855	$99,310	$389,428
% of Revenues	32.3%	33.4%	32.8%	33.8%	33.1%
Segment Operating Earnings:
U.S. Services	$9,029	$9,560	$9,354	$7,681	$35,624
% of related revenues before reimbursements	15.4%	16.2%	16.5%	13.4%	15.4%
International	7,282	11,125	13,460	11,381	43,248
% of related revenues before reimbursements	6.2%	9.1%	11.1%	9.7%	9.1%
Broadspire	8,705	6,529	8,263	6,506	30,003
% of related revenues before reimbursements	11.4%	8.7%	10.8%	8.8%	9.9%
Garden City Group	1,272	2,558	2,152	1,243	7,225
% of related revenues before reimbursements	5.0%	9.9%	9.3%	5.1%	7.3%
Deduct:
Unallocated corporate and shared costs	(4,618)	(5,889)	(6,947)	(6,517)	(23,971)
Net corporate interest expense	(2,768)	(2,523)	(2,262)	(1,632)	(9,185)
Stock option expense	(90)	(137)	(176)	(218)	(621)
Amortization of customer-relationship intangible assets	(2,459)	(2,420)	(2,401)	(2,312)	(9,592)
Restructuring and special charges	(2,417)	(3,526)	(1,488)	(2,059)	(9,490)
Income before income taxes	13,936	15,277	19,955	14,073	63,241
Provision for income taxes	(5,307)	(6,116)	(8,606)	(5,536)	(25,565)
Net Income	8,629	9,161	11,349	8,537	37,676
Net loss (income) attributable to noncontrolling interests	1	(534)	(404)	(773)	(1,710)
Net Income Attributable to Shareholders of Crawford & Company	$8,630	$8,627	$10,945	$7,764	$35,966